EMPLOYMENT AGREEMENT

ISSUED TO:   Mr. Larry Lee Arrowood

POSITION:   General Manager, Quality Director

EMPLOYMENT CONTRACT

This Employment Contract (this "Contract") is made effective as of August 01, 2014, by and between Oakridge Energy Technologies of 751 North Drive, Melbourne, Florida, 32937 and Larry Lee Arrowood ("Lee"), of 3490 Poseidon Way, Indialantic, Florida, 32903.

A. Oakridge Energy Technologies is engaged in the business of Cell & Battery Manufacturing Lee will primarily perform the job duties at the following location: 751 North Drive, Melbourne, Florida.

B. Oakridge Energy Technologies desires to have the services of Lee as General Manager and Acting Quality Director and Lee desires to accept employment in such position.

C. The parties desire to enter into this Contract to set forth each party’s rights and obligations under the employment relationship.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Oakridge Energy Technologies shall employ Lee as a General Manager to perform those duties customarily associate with such position and such other duties as may be assigned to Lee by the Company’s CEO or Board of Directors from time to time.  Lee accepts and agrees to such employment, and agrees to such employment on the terms and conditions set for in this Contract.

2. BEST EFFORTS OF EMPLOYEE. Lee agrees to perform faithfully, industriously, and to the best of Lee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Contract, to the reasonable satisfaction of Oakridge Energy Technologies. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Oakridge Energy Technologies may require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Lee under this Contract, Oakridge Energy Technologies will pay Lee an annual salary of $140,400.00 payable semi-monthly on the first day and the fifteenth day of the month. Upon termination of this Contract, payments under this paragraph shall cease; provided, however, that Lee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Lee has not yet been paid, and for any commission earned in accordance with Oakridge Energy Technologies's customary procedures, if applicable. Accrued vacation will be paid in accordance with state law and Oakridge Energy Technologies's customary procedures. This section of the Contract is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.  Lee is to be paid a near term performance bonus for demonstration of ability to successfully produce 3AH cells with safety separator and for commercial use; 2AH cells for use in UAV or other commercial application; 5AH cells for use in UAV or other commercial application; and 10AH cells for use in UAV or other commercial application.  This performance bonus shall be $30,000.00.  Additional annual or periodic bonuses shall be established based on achievement of company goals.  Additional commitment from Company is that immediately Lee will be issued 150,000 shares of company stock.

4. EXPENSE REIMBURSEMENT. Oakridge Energy Technologies will reimburse Lee for "out-of-pocket" expenses incurred by Lee in accordance with Oakridge Energy Technologies's policies in effect from time to time.

5. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Lee shall provide Oakridge Energy Technologies with all information, suggestions, and recommendations regarding Oakridge Energy Technologies's business, of which Lee has knowledge, that will be of benefit to Oakridge Energy Technologies.

6. CONFIDENTIALITY. Lee recognizes that Oakridge Energy Technologies has and will have information regarding the following:

- inventions

- processes

- trade secrets

and other vital information items (collectively, "Information") which are valuable, special and unique assets of Oakridge Energy Technologies. Lee agrees that Lee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of Oakridge Energy Technologies. Lee will protect the Information and treat it as strictly confidential. A violation by Lee of this paragraph shall be a material violation of this Contract and will justify legal and/or equitable relief.

7. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Lee has disclosed (or has threatened to disclose) Information in violation of this Contract, Oakridge Energy Technologies shall be entitled to an injunction to restrain Lee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Oakridge Energy Technologies shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

8. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Contract shall remain in full force and effect for a 2 year period period after the voluntary or involuntary termination of Lee's employment. During such 2 year period period, neither party shall make or permit the making of any public announcement or statement of any kind that Lee was formerly employed by or connected with Oakridge Energy Technologies.

9. BENEFITS. Lee shall be entitled to employment benefits, including holidays, Annual and quarterly bonuses tied to performance, personal leave, sick leave, vacation, health insurance, disability insurance, life insurance, stock option participation, and pension plan as provided by Oakridge Energy Technologies's policies in effect during the term of employment.  Lee shall receive 4 weeks of paid vacation for each 12-month calendar year employed.  Scheduling of vacation weeks shall be decided between the CEO and Lee and will not adversely affect the Company’s operations or business.

10. TERM/TERMINATION. Lee's employment under this Contract shall be for Five (5) years, beginning on August 01, 2014 and expiring at midnight on August 1, 2019 (the “Initial Term”), unless earlier terminated in accordance with the provisions of this Agreement.  Provided, the Initial Term and any subsequent terms will automatically renew for additional one (1) year periods, unless six (6) months prior to the expiration of the then current term, either party gives written notice to the other that this Agreement will not renew for an additional term. This Contract may be terminated by Oakridge Energy Technologies upon Board approval required written notice, and by Lee upon 4 weeks written notice. If Oakridge Energy Technologies shall so terminate this Contract, Lee shall be entitled to compensation for 12 months beyond the termination date of such termination, unless Lee is in violation of this Contract. If Lee is in violation of this Contract, Oakridge Energy Technologies may terminate employment upon Board approval without notice and with compensation to Lee only to the date of such termination. The compensation paid under this Contract shall be Lee's exclusive remedy.

11. CAUSE. Company may terminate Lee’s employment with Board approval during the term of this Agreement for Cause.  For purposes of this Agreement, “Cause” shall mean: (i) Lee being convicted of a felony; (ii) a willful action taken by Lee in an intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of employment in connection with his responsibilities; (iii) the willful and continued failure of Lee to perform substantially his duties with Company or its affiliates (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to Lee by the Board of Directors with specifically identifies the manner in which the Board of Directors believe Lee has not substantially performed Lee’s duties and Lee has not performed such duties within 30 days of such notice, or (iv) the willful engaging by Lee in illegal conduct or gross misconduct which is materially and demonstrably injurious to Company.  For purposes of this provision, no act or failure to act, on the part of Lee, shall be considered “willful” unless it is done, or omitted to be done, by Lee in bad faith or without reasonable belief that Lee’s action or omission was in the best interests of Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors based upon the advice of counsel for Company shall be conclusively presumed to be done, or omitted to be done, by Lee in good faith and in the best interests of Company.  The cessation of employment of Lee shall not be deemed by Cause unless and until there shall have been delivered to Lee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors at a meeting held for that purpose (after reasonable notice is provided to Lee and Lee is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Lee is guilty of the conduct described in subparagraph (i), (ii), (iii), (iv) above, and specifying the particulars thereof in detail.

12. NOTICE OF TERMINATION. Any termination by Company shall be communicated by Notice of Termination to Lee hereto in accordance with Section 12 of this Agreement.  For purposes of this Agreement.  For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Lee’s employment under the provision so indicated

and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date.

13. DATE OF TERMINATION. “Date of Termination” means (i) if Lee’s employment is terminated by Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Lee’s employment is terminated by Company other than for Cause or Disability, the Date of Termination shall be thirty (30) days after the date on which Company notifies Lee of such termination.

14. OBLIGATIONS OF COMPANY UPON TERMINATION.

a) Other than for Cause, or Disability.  If, during the term of this Agreement, Company shall terminate Lee’s employment other than for Cause, Death, or Disability:

1.  Company shall pay Lee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

i. (a) Twelve (12) months base salary (b) reimbursement of any and all monies advanced in connection with Lee’s employment through the Date of Termination.

ii. To the extent not theretofore paid or provided, Company shall timely pay or provide to Lee any other amounts or benefits required to be paid or provided or which Lee is eligible to receive under any plan, program, policy or practice or contract or agreement of Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

b) Cause – Other than for Good Reason.  If Lee’s employment shall be terminated for Cause during the term of this Agreement, this Agreement shall terminate without further obligations to Lee other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.  If Lee voluntarily terminates employment during the Employment Period, this Agreement shall terminate without further obligations to Lee, other than for Accrued Obligations and the timely payment or provision of Other Benefits.  In any event, all Accrued Obligations shall be paid to Lee in a lump sum in cash within 30 days of the Date of Termination.

15. COMPLIANCE WITH EMPLOYER'S RULES. Lee agrees to comply with all of the rules and regulations of Oakridge Energy Technologies.

16. RETURN OF PROPERTY. Upon termination of this Contract, Lee shall deliver to Oakridge Energy Technologies all property which is Oakridge Energy Technologies's property or related to Oakridge Energy Technologies's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Lee's possession or under Lee's control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Lee.

17. NOTICES. All notices required or permitted under this Contract shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:

Oakridge Energy Technologies

751 North Drive

Melbourne, Florida 32937

Employee:

Larry Lee Arrowood

3490 Poseidon Way

Indialantic, Florida 32903

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

18. INDEMNIFICATION.

Company shall indemnify Lee and hold Lee harmless from liability for acts or decisions made by Lee and/or Company while performing services for Company to the greatest extent permitted by the Florida Business Corporation Act and shall advance funds to Lee for the defense of any action, suit or proceeding prior to the conclusion thereof to the maximum extent permitted by the Florida Business Corporation Act.  Company shall use its best efforts to obtain coverage for Lee under a directors and officers liability insurance policy which is issued by a recognized insurer of national standing acceptable to Lee, and which provides coverage customarily contained in director and officer liability insurance policies carried by companies of comparable size and structure that are engaged in business in a similar industry.

19. ASSIGNMENT.

This Agreement may not be assigned by either party without the prior written consent of the other party.

20. ENTIRE AGREEMENT. This Contract contains the entire agreement of the parties and there are no other promises or conditions in any other Contract whether oral or written. This Contract supersedes any prior written or oral agreements between the parties.

21. AMENDMENT. This Contract may be modified or amended, if the amendment is made in writing and is signed by both parties.

22. SEVERABILITY. If any provisions of this Contract shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Contract shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Contract.

24. APPLICABLE LAW. This Contract shall be governed by the laws of the State of Florida.

EMPLOYER:

Oakridge Energy Technologies

By: /s/Mark Meriwether

Date: ____8/1/2014___________

Mark Meriwether

Director, Vice President

AGREED TO AND ACCEPTED.

EMPLOYEE:

__________________________________

Date: ____8/1/2014___________

Larry Lee Arrowood